Dryden Tax-Managed Funds
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


       December 18, 2007

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Dryden Tax-Managed Funds
File No. 811-09101


Ladies and Gentlemen:

       Enclosed please find the Annual Report on Form N-
SAR for Dryden Tax-Managed Funds for the period ended
October 31, 2007. The Form N-SAR was filed using the
EDGAR system.



                                              Very truly yours,


                                              /s/ Jonathan D. Shain
                                              Jonathan D. Shain
                                              Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 18th day of December 2007.


Dryden Tax-Managed Funds



Witness:  /s/ Robert A. Hymas II				By:  /s/ Jonathan D. Shain
           Robert A. Hymas II						Jonathan D. Shain
       							Assistant Secretary







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